Exhibit 5.1

                            David Lubin & Associates
                              92 Washington Avenue
                              Cedarhurst, NY 11516

                                      May 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re: Patriot Gold Corp.
         Form SB-2 Registration Statement (File No. 333-112424)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Patriot Gold Corp., a Nevada corporation (the "Company") with the Securities and Exchange Commission in connection with the resale of an aggregate of 6,070,000 shares of common stock of the Company as described therein.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, and having due regard for such legal considerations as I believe relevant, we are of the opinion that, under applicable law of the State of Nevada, including the Nevada Constitution, statutory, regulatory and case law, the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ David Lubin & Associates
David Lubin